Exhibit 99.2
Explanatory Note
On April 28, 2016, MaxLinear, Inc., or MaxLinear, entered into an asset purchase agreement with Microsemi Storage Solutions, Inc., formerly known as PMC-Sierra, Inc., or Microsemi, and consummated the transactions contemplated by the asset purchase agreement. MaxLinear paid cash consideration of $21.0 million for the purchase of certain assets of Microsemi's Wireless Infrastructure Access Line Business, and the assumption of certain liabilities. The liabilities assumed include, among other things, product warranty obligations and accrued vacation and severance obligations for employees of the Wireless Infrastructure Access Line Business that were rehired by MaxLinear. The acquired assets and liabilities, together with the rehired employees, represent a business as defined in ASC 805, Business Combinations.
MaxLinear is filing the following unaudited pro forma combined financial statements of MaxLinear and the Wireless Infrastructure Access Line Business pursuant to certain requirements of Rule 3-05 of SEC Regulation S-X, as required to be filed pursuant to Item 9.01 of Form 8-K. The proforma combined financial statements as of and for the three months ended March 31, 2016 are based on the historical unaudited consolidated financial statements of MaxLinear as of and for the three months ended March 31, 2016 included in MaxLinear's Quarterly Report on Form 10-Q filed by MaxLinear with the SEC on May 9, 2016, or the Quarterly Report, and the unaudited abbreviated financial statements of the Wireless Infrastructure Access Line Business as of and for the three months ended April 3, 2016, as filed as Exhibit 99.1 to this Amendment to the Current Report on Form 8-K, or Form 8-K/A, after giving effect to MaxLinear's acquisition of certain operational assets and certain liabilities relating to the Wireless Infrastructure Access Line Business, and includes the assumptions and adjustments as described in the accompanying notes hereto. The proforma combined financial statements for the year ended December 31, 2015 are based on the historical audited consolidated financial statements of MaxLinear as of and for the year ended December 31, 2015 included in MaxLinear's Annual Report on Form 10-K filed by MaxLinear with the Securities and Exchange Commission, or the SEC, on February 17, 2016, as amended by Amendment No. 1 filed with the SEC on April 28, 2016, or the Annual Report, and the audited abbreviated financial statements of the Wireless Infrastructure Access Line Business as of and for the year ended December 26, 2015, as filed as Exhibit 99.1 to this Form 8-K/A, after giving effect to MaxLinear's acquisition of certain operational assets and certain liabilities relating to the Wireless Infrastructure Access Line Business, and includes the assumptions and adjustments as described in the accompanying notes hereto.
The unaudited pro forma combined balance sheet as of March 31, 2016 is presented as if the acquisition of the Wireless Infrastructure Access Line Business had occurred on March 31, 2016. The unaudited pro forma combined statement of operations for the year ended December 31, 2015 and the three months ended March 31, 2016 gives effect to the acquisition as if it occurred on January 1, 2015. The unaudited pro forma combined consolidated financial statements are not intended to represent or be indicative of the consolidated financial condition of the proposed combined entity that would have been reported if the acquisition had been consummated on January 1, 2015. In addition, the unaudited pro forma combined consolidated financial statements do not purport to project the financial position or results of the consolidated company as of the end of its fiscal year ending December 31, 2016, or of any other future periods.
The unaudited pro forma combined consolidated balance sheet has been prepared using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the date of acquisition, which are based on estimates and assumptions of MaxLinear, the consideration paid and the entries to record the direct transaction costs incurred are reflected therein. As explained in more detail in the accompanying notes to the unaudited pro forma combined financial statements, the total purchase price of approximately $21.0 million to acquire the Wireless Infrastructure Access Line Business has been allocated to the assets acquired and assumed liabilities of the Wireless Infrastructure Access Line Business based upon preliminary estimated fair values at the date of acquisition. Independent valuation specialists have conducted analyses in order to assist management of MaxLinear in determining the fair values of the selected assets. MaxLinear’s management is responsible for these internal and third party valuations and appraisals. MaxLinear is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the appraisals and other valuation analyses, which is expected to be completed by the time of MaxLinear’s filing of its Annual Report on Form 10-K with the SEC for its fiscal year ended December 31, 2016. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction on the financial results of MaxLinear.

The unaudited pro forma combined financial statements of MaxLinear and the Wireless Infrastructure Access Line Business should be read in conjunction with the Current Report on Form 8-K filed on April 28, 2016, the historical audited consolidated financial statements and accompanying notes thereto of MaxLinear contained in its Annual Report, the historical unaudited consolidated financial statements and accompanying notes thereto of MaxLinear contained in its Quarterly Report and the abbreviated financial statements for the Wireless Infrastructure Access Line Business as of and for the year ended December 26, 2015 (audited) and as of and for the three months ended April 3, 2016 (unaudited), included as Exhibit 99.1 to this Form 8-K/A.

MaxLinear, Inc. and Wireless Infrastructure Access Line Business
Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2016
(in thousands)

	MaxLinear, Inc.	Wireless Infrastructure Access Line Business	Pro Forma Adjustments Total	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$76,840	$—	$(21,624)	(a)	$55,216
Short-term investments, available-for-sale	73,210	—	—		73,210
Accounts receivable, net	41,040	—	—		41,040
Inventory	29,421	620	401	(b)	30,442
Prepaid expenses and other current assets	6,185	—	—		6,185
Total current assets	226,696	620	(21,223)		206,093
Property and equipment, net	21,538	24	(3)	(c)	21,559
Long-term investments, available-for-sale	16,782	—	—		16,782
Intangible assets	49,293	—	13,600	(d)	62,893
Goodwill	49,779	—	6,826	(e)	56,605
Other long-term assets	2,169	—	—		2,169
Total assets	$366,257	$644	$(800)		$366,101
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,818	$—	$—		$7,818
Deferred revenue and deferred profit	6,523	—	—		6,523
Accrued price protection liability	18,443	—	—		18,443
Accrued expenses and other current liabilities	17,269	12	—		17,281
Accrued compensation	13,221	423	33	(c)	13,677
Total current liabilities	63,274	435	33		63,742
Deferred rent	10,195	—	—		10,195
Other long-term liabilities	4,773	—	—		4,773

Total stockholders’ equity	288,015	—	(624)	(a)	287,391
Total liabilities and stockholders’ equity	$366,257	$435	$(591)		$366,101

See accompanying notes to unaudited pro forma combined financial statements.

MaxLinear, Inc. and Wireless Infrastructure Access Line Business
Unaudited Pro Forma Combined Statement of Operations
For the Three Months Ended March 31, 2016
(in thousands, except per share data)

	MaxLinear, Inc.	Wireless Infrastructure Access Line Business	Pro Forma Adjustments	Notes	Pro Forma Combined

Net revenue	$102,685	$2,433	$—		$105,118
Cost of net revenue	41,515	973	307	(f)	42,795
Gross profit	61,170	1,460	(307)		62,323
Operating expenses:
Research and development	23,752	1,233	2	(h)	24,987
Selling, general and administrative	13,610	264	299	(f)	14,173
Restructuring	2,106	—	—		2,106
Total operating expenses	39,468	1,497	301		41,266
Income (loss) from operations	21,702	(37)	(608)		21,057
Interest income	170	—	—		170
Other expense, net	(198)	—	—		(198)
Income (loss) before income taxes	21,674	(37)	(608)		21,029
Provision for income taxes	2,558	—	32	(i)	2,590
Net income (loss)	$19,116	$(37)	$(640)		$18,439
Net income per share:
Basic	$0.31				$0.29
Diluted	$0.29				$0.28
Shares used to compute net income per share:
Basic	62,585				62,585
Diluted	65,818				65,818

See accompanying notes to unaudited pro forma combined financial statements.

MaxLinear, Inc. and Wireless Infrastructure Access Line Business
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2015
(in thousands, except per share data)

	MaxLinear, Inc.	Wireless Infrastructure Access Line Business	Pro Forma Adjustments	Notes	Pro Forma Combined

Net revenue	$300,360	$3,836	$—		$304,196
Cost of net revenue	144,937	2,468	1,565	(f)(g)	148,970
Gross profit	155,423	1,368	(1,565)		155,226
Operating expenses:
Research and development	85,405	6,991	7	(h)	92,403
Selling, general and administrative	77,981	2,980	1,696	(f)	82,657
Impairment losses	21,600	—	—		21,600
Restructuring	14,086	—	—		14,086
Total operating expenses	199,072	9,971	1,703		210,746
Loss from operations	(43,649)	(8,603)	(3,268)		(55,520)
Interest income	275	—	—		275
Other income, net	468	—	—		468
Loss before income taxes	(42,906)	(8,603)	(3,268)		(54,777)
Provision for income taxes (income tax benefit)	(575)	—	182	(i)	(393)
Net loss	$(42,331)	$(8,603)	$(3,450)		$(54,384)
Net loss per share:
Basic	$(0.79)				$(1.02)
Diluted	$(0.79)				$(1.02)
Shares used to compute net loss per share:
Basic	53,378				53,378
Diluted	53,378				53,378

See accompanying notes to unaudited pro forma combined financial statements.

MaxLinear, Inc. and Wireless Infrastructure Access Line Business
Notes to the Unaudited Pro Forma Combined Financial Statements

1. Description of Transaction

On April 28, 2016, MaxLinear, Inc., or MaxLinear, entered into an asset purchase agreement with Microsemi Storage Solutions, Inc., formerly known as PMC-Sierra, Inc., or Microsemi, and consummated the transactions contemplated by the asset purchase agreement. MaxLinear paid cash consideration of $21.0 million for the purchase of certain assets of Microsemi's Wireless Infrastructure Access Line Business, and assumed certain liabilities. The assets acquired include, among other things, radio frequency and analog/mixed signal patents and other intellectual property, in-production and next-generation RF transceiver designs, a workforce-in-place, and other intangible assets, as well as tangible assets that include but are not limited to production masks and other production related assets, inventory, and other property, plant and equipment. The liabilities assumed include, among other things, product warranty obligations and accrued vacation and severance obligations for employees of the Wireless Infrastructure Access Line Business that were rehired by MaxLinear. The acquired assets and assumed liabilities, together with the rehired employees, represent a business as defined in ASC Topic 805, Business Combinations.

MaxLinear intends to integrate the acquired assets and rehired employees into MaxLinear's existing business. The asset purchase agreement also contains customary representations, warranties and covenants, including non-competition, non-solicitation, and indemnification provisions set forth therein. In connection with the acquisition, MaxLinear entered into a transition services agreement with Microsemi for the purpose of Microsemi providing interim operations, engineering and general and administrative support to MaxLinear, and a six-month lease for the facility used by the Wireless Infrastructure Access Line Business in Burnaby, British Columbia, Canada (Note 6).

2. Basis of Presentation

The unaudited pro forma combined financial data included herein was prepared in accordance with SEC Regulation S-X Article 11 and is based on the historical consolidated financial statements of MaxLinear and the abbreviated financial statements derived from the accounting records of the Wireless Infrastructure Access Line Business, adjusted using the acquisition method of accounting. Historically, the Wireless Infrastructure Access Line Business did not maintain certain distinct and separate accounts from other products at Microsemi. Consequently, full separate financial statements did not exist. The abbreviated financial statements of the Wireless Infrastructure Access Line Business were prepared solely for the purpose of complying with the requirements of Rule 3-05 of SEC Regulation S-X. The abbreviated financial statements include statements of net revenues and direct costs and operating expenses, which reflect only revenues, costs, and operating expenses directly attributed to products included in the Wireless Infrastructure Access Line Business and exclude corporate overhead, depreciation of assets not acquired, interest expense and income taxes. MaxLinear is not currently aware of any significant accounting policy differences between MaxLinear and the Wireless Infrastructure Access Line Business, but as further information becomes available, such policy differences may be identified and could result in significant differences from the unaudited pro forma combined financial statements.

The acquisition method of accounting requires, among other things, that assets and liabilities acquired be recognized at their fair values as of the acquisition date. Financial statements of MaxLinear issued after completion of the acquisition of the Wireless Infrastructure Access Line Business will reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited pro forma combined financial statements. In addition, consideration transferred is required to be measured at the closing date of the acquisition of the Wireless Infrastructure Access Line Business at the then-current fair value, which could result in acquisition consideration that is different from the amount assumed in these unaudited pro forma combined financial statements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to MaxLinear in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, MaxLinear may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect MaxLinear’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Acquisition-related transaction costs (such as advisory, legal, valuation and other professional fees) are not included as a component of acquisition consideration. Such costs are expensed in the periods incurred. MaxLinear expects to incur total acquisition-related transaction costs of approximately $0.6 million.

MaxLinear, Inc. and Wireless Infrastructure Access Line Business
Notes to the Unaudited Pro Forma Combined Financial Statements

3. Preliminary Purchase Price Allocation
The following is an allocation of purchase price as of the April 28, 2016 acquisition closing date based upon a preliminary estimate of the fair value of the assets acquired and the liabilities assumed by MaxLinear in the acquisition (in thousands):

Description	Amount
Fair value of consideration transferred:
Cash	$21,000

Preliminary purchase price allocation:
Inventory	$1,021
Property, plant and equipment	21
Identifiable intangible assets	13,600
Warranty obligations	(12)
Accrued expenses	(456)
Identifiable net assets acquired	$14,174
Goodwill	6,826
Total purchase price	$21,000
The estimated fair value of assets acquired and liabilities assumed performed for the purposes of these unaudited pro forma combined financial statements was primarily limited to the preliminary identification and valuation of intangible assets and inventory by independent valuation specialists. Estimates of fair value require management to make significant estimates and assumptions which are preliminary and subject to change upon finalization of the valuation analysis. Although final determination may result in different asset and liability fair values, it is not expected that such differences will be material to understanding the impact of the transaction on the financial results of MaxLinear. The goodwill recognized is attributable primarily to the acquired workforce, expected synergies, and other benefits that MaxLinear believes will result from integrating the operations of the Wireless Infrastructure Access Line Business with the operations of MaxLinear.
The following is a discussion of the adjustments made to the Wireless Infrastructure Access Line Business's assets and liabilities in connection with the preparation of these unaudited pro forma combined financial statements:

MaxLinear, Inc. and Wireless Infrastructure Access Line Business
Notes to the Unaudited Pro Forma Combined Financial Statements

4. Adjustments to Unaudited Pro Forma Combined Balance Sheet and Statements of Operations
The following summary of adjustments included in the pro forma combined financial statements:

(a)	To record the reduction of MaxLinear’s cash as a result of the consideration paid to Microsemi of $21.0 million and approximately $0.6 million in estimated transaction costs.

(b)
To record the preliminary purchase accounting adjustments related to assigning a fair value to the acquired inventory, which included, among other things, an adjustment to inventory, commonly referred to as “stepped-up value,” of approximately $0.4 million, representing the estimated capitalized manufacturing profit in acquired inventory.

(c)
Represents activity in the balances from the March 31, 2016 pro forma combined balance sheet date to the April 28, 2016 acquisition date. Such activity is contemplated in the allocation of purchase price as of the acquisition date.

(d)	To record the preliminary fair value of the acquired intangibles of $13.6 million.

(e)
To record the preliminary fair value of goodwill resulting from the excess of consideration paid over the valuation of the net assets acquired. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually.

(f)
To record additional amortization expense related to intangible assets as if the acquisition occurred on January 1, 2015 based on preliminary estimates of the useful lives of the finite-lived intangible assets. In the unaudited combined statements of operations, cost of net revenue has been adjusted to reflect incremental amortization expense of $0.3 million and $1.2 million for the three months ended March 31, 2016 and year ended December 31, 2015, respectively, and selling, general and administrative expense has been adjusted to reflect incremental amortization expense of $0.3 million and $1.7 million for the three months ended March 31, 2016 and year ended December 31, 2015, respectively.

(g)
To record the estimated step-up of acquired inventory from book value to preliminary fair value. The fair value step-up of inventory resulted in an increase in cost of sales on the unaudited pro forma combined statements of operations of $0.3 million for the year ended December 31, 2015.

(h)
Acquired property, plant and equipment will be depreciated over the estimated remaining useful life, which is approximately 3 years on a weighted average basis. Research and development expense in the unaudited pro forma combined statement of operations has been adjusted to reflect incremental depreciation expense for the three months ended March 31, 2016 and for the year ended December 31, 2015.

(i)
To record estimated income taxes for the three months ended March 31, 2015 and the year ended December 31, 2015 based on the effective tax rates in the foreign jurisdictions in which the acquired business operates.

5. Significant Accounting Policies
Inventory
Acquired inventory consists principally of work in process and finished goods and is stated at fair market value upon acquisition. Acquired inventory is presented net of excess and obsolete provisions.
Property, Plant and Equipment, Net
Acquired property, plant and equipment consists principally of laboratory equipment and is stated at fair market value upon acquisition.
Intangible Assets
Identifiable intangible assets acquired include both a finite-lived intangible assets and in-process research and development, or IPR&D. The fair value of intangible assets is based on management’s preliminary valuation as of the acquisition date. Estimated useful lives (where relevant for the purposes of these unaudited proforma combined financial statements) are based on the time periods during which the intangibles are expected to result in substantial incremental cash flows. Such estimates are preliminary and subject to change.
The preliminary fair value of finite-lived intangible assets and in-process research and development, or IPR&D, of approximately $13.6 million was determined using the income approach. Under the income approach, an intangible asset's fair value is equal to the present value of future economic benefits to be derived from ownership of the asset. Indications of value are developed by discounting future net cash flows to their present value at market-based rates of return. More specifically, the fair value of the developed technology, IPR&D and backlog assets was determined using the multi-period excess earnings method, or MPEEM. MPEEM is an income approach to fair value measurement attributable to a specific intangible asset being valued from the asset grouping’s overall cash-flow stream. MPEEM isolates the expected future discounted cash-flow stream to

MaxLinear, Inc. and Wireless Infrastructure Access Line Business
Notes to the Unaudited Pro Forma Combined Financial Statements

its net present value. Significant factors considered in the calculation of the developed technology and IPR&D intangible assets were the risks inherent in the development process, including the likelihood of achieving technological success and market acceptance. Each project was analyzed to determine the unique technological innovations, the existence and reliance on core technology, the existence of any alternative future use or current technological feasibility and the complexity, cost, and time to complete the remaining development. Future cash flows for each project were estimated based on forecasted revenue and costs, taking into account the expected product life cycles, market penetration, and growth rates. Developed technology will begin amortization immediately. The fair value of in-process research and development was capitalized as of the acquisition date and is subsequently accounted for as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the completion of the acquisition, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing. IPR&D will begin amortization upon the completion of each project. If any of the projects are abandoned, MaxLinear will be required to impair the related IPR&D asset.
The table below details MaxLinear’s estimated amortization expense for the next five fiscal years and thereafter of the finite-lived intangible assets acquired by Maxlinear as of December 31, 2015 as if the acquisition had occurred on January 1, 2015:

Year ended December 31,	Amount
2016	$2,424,405
2017	2,036,905
2018	1,228,572
2019	1,228,572
2020	1,228,571
Thereafter	1,228,571
$9,375,596

Warranty
The Wireless Infrastructure Access Line Business provides a limited warranty on its products and accrues for the expected cost at the time of shipment. The Wireless Infrastructure Access Line Business estimates its warranty costs based on historical failure rates and related repair or replacement costs.

6. Commitments and Contingencies
On April 28, 2016, MaxLinear entered into a six-month lease agreement with Microsemi, under which MaxLinear will lease a portion of the facility used by the Wireless Infrastructure Access Line Business located in Burnaby, British Columbia, Canada. Total future minimum lease payments under this lease are approximately $0.1 million. MaxLinear is not responsible for any obligations of the Wireless Infrastructure Access Line Business incurred by Microsemi or PMC-Sierra prior to April 28, 2016, other than the assumed liabilities which include warranty obligations for products sold prior to closing of the acquisition, vacation liability and severance obligation of the rehired employees, or related to matters disclosed in the statement of assets acquired and liabilities assumed of the Wireless Infrastructure Access Line Business as of March 31, 2016 (as filed as Exhibit 99.1 to this Form 8-K/A). The liabilities assumed include management's estimate of warranty obligation and vacation liability. Actual amounts paid or to be paid could differ from these estimates.